Exhibit 99.1

News Release

Investor Contact

Matt Lee

Sr. Vice President, Finance and Investor Relations

Dine Brands Global, Inc.

IR@dinebrands.com

Media Contact

Susan Nelson

Sr. Vice President, Global Communications

Dine Brands Global, Inc.

Mediainquiries@dinebrands.com

Dine Brands Global, Inc. Announces Second Quarter 2026 Dividend

The Company Authorizes Share Repurchase Program of up to $100 Million

Pasadena, Calif., May 14, 2026 – Dine Brands Global, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill + Bar®, IHOP® and Fuzzy’s Taco Shop® restaurants, today announced that its Board of Directors declared a quarterly cash dividend of $0.19 per share of common stock. The dividend will be payable on July 10, 2026 to the Company’s stockholders of record at the close of business on June 24, 2026.

Effective May 14, 2026, the Company’s Board of Directors also approved a new share repurchase program of up to $100 million in addition to the existing share repurchase program, approved in February 2022. Approximately $51 million remained available for repurchases under the existing share repurchase program as of March 29, 2026.

About Dine Brands Global, Inc.

Based in Pasadena, California, Dine Brands Global, Inc. (NYSE: DIN), through its subsidiaries and franchisees, supports and operates restaurants under the Applebee’s Neighborhood Grill + Bar®, IHOP®, and Fuzzy’s Taco Shop® brands. As of March 29, 2026, these three brands comprised nearly 3,500 global restaurants. Dine Brands is one of the largest full-service restaurant companies in the world and in 2022 expanded into the Fast Casual segment. For more information on Dine Brands, visit the Company’s website located at www.dinebrands.com.

Forward-Looking Statements

Statements contained in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “goal” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: general economic conditions, including the impact of inflation on us and our franchisees directly; cost pressures, including rising costs for commodities, labor, health care and utilities; our level of indebtedness; compliance with the terms of our securitized debt; our ability to refinance our current indebtedness or obtain additional financing; our dependence on information technology; potential cyber incidents; the implementation of corporate strategies, including restaurant development plans; our dependence on our franchisees; the concentration of our Applebee’s franchised restaurants in a limited number of franchisees; the financial health of our franchisees, including any insolvency or bankruptcy; credit risks from our IHOP franchisees operating under our previous IHOP business model in which we built and equipped IHOP restaurants and then franchised them to franchisees; insufficient insurance coverage to cover potential risks associated with the ownership and operation of restaurants; our franchisees’ and other licensees’ compliance with our quality standards and trademark usage; general risks associated with the restaurant industry; potential harm to our brands’ reputation; risks of food-borne illness or food tampering; possible future impairment charges; trading volatility and fluctuations in the price of our shares; our ability to achieve the financial guidance we provide to investors; successful implementation of our business strategy; the availability of suitable locations for new restaurants; shortages or interruptions in the supply or delivery of products from third parties or availability of utilities; the management and forecasting of appropriate inventory levels; development and implementation of innovative marketing and use of social media; changing health or dietary preference of consumers; changes in U.S. government regulations and trade policies, including the imposition of tariffs and other trade barriers; risks associated with doing business in international markets; the results of litigation and other legal proceedings; third-party claims with respect to intellectual property assets; the implementation and use of artificial intelligence and related technologies; delivery initiatives and use of third-party delivery vendors; our allocation of human capital and our ability to attract and retain management and other key employees; compliance with federal, state and local governmental regulations; risks associated with our self-insurance; risks of major natural disasters, including earthquake, wildfire, tornado, flood or a man-made disaster, including terrorism, civil unrest or a cyber incident; risks of volatile or adverse weather conditions as a result of climate change; pandemics, epidemics, or other serious incidents; our success with development initiatives outside of our core business; the adequacy of our internal controls over financial reporting and future changes in accounting standards; changes in tax laws; failure to meet investor and stakeholder expectations regarding business responsibility matters; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof and the Company does not intend to, nor does it assume any obligation to, update or supplement any forward-looking statements after the date hereof to reflect actual results or future events or circumstances.

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